UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
March 5, 2013

Cabot Microelectronics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30205	36-4324765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

870 Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

(630) 375-6631
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 5, 2013, Cabot Microelectronics Corporation (the "Company") held its annual meeting of stockholders ("Annual Meeting"), at which the following proposals were approved by the Company's stockholders:

Proposal 1 – Election of three directors, each for a term of three years:

All three of the Board's nominees for director were elected by the stockholders to serve for a term of three years, by the votes set forth in the table below:

	Number of Votes For Election	Number of Votes Withheld	Broker Non-Votes
H. Laurance Fuller	20,188,637	1,206,694	865,069
Richard S. Hill	21,327,865	67,466	865,069
Edward J. Mooney	21,054,380	340,951	865,069

Proposal 2 – Advisory (non-binding) vote on the compensation of named executive officers:

The stockholders approved, on an advisory (non-binding) basis, the compensation of named executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
20,790,905	503,872	100,554	865,069

Proposal 3 – Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal year 2013:

The selection of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal year 2013 was ratified by the stockholders, by the votes set forth in the table below:

For	Against	Abstain
21,176,046	1,082,770	1,584

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT MICROELECTRONICS CORPORATION

Date: March 7, 2013	By:	/s/ WILLIAM S. JOHNSON
William S. Johnson
Vice President and Chief Financial Officer
[Principal Financial Officer]